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                                                                  EXHIBIT 10(q)
                                                                  --------------

              FIRST AMENDMENT TO HUNTINGTON BANCSHARES INCORPORATED
                    DEFERRED COMPENSATION PLAN AND TRUST FOR
                  HUNTINGTON BANCSHARES INCORPORATED DIRECTORS


                  Effective May 17, 2000, Section 5.1 of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors is hereby amended and restated in its entirety to read as follows:

                  5.1 Time of Payment. Distributions of an HBI Director's account shall commence upon the earlier of: (i) within thirty days after the date the HBI Director attains either age fifty-five, age sixty, age sixty-five, age seventy, or age seventy-five, such age to be specified in a written notice delivered to the Committee at the time the deferral election is made, or (ii) within thirty days of the HBI Director's termination as an HBI Director due to resignation, retirement, death or otherwise.